Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Packaging Corporation of America:

We consent to the incorporation by reference in the registration statements (Nos. 333‑179620, 333-188265, 333-206801, and 333-202723) on Form S-8 of Packaging Corporation of America and the registration statement (No. 333-191713) on Form S-3 of Packaging Corporation of America of our reports dated February 26, 2016, with respect to the consolidated balance sheets of Packaging Corporation of America as of December 31, 2015 and 2014, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of Packaging Corporation of America.

/s/ KPMG LLP

Boise, Idaho
February 26, 2016